UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2006
Berliner Communications, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28579	75-2233445
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Bushes Lane Elmwood Park, NJ	07407
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 791-3200
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events
On June 1, 2006, the Registrant engaged Punk, Ziegel & Company, L.P. (“Punk Ziegel”) to serve as exclusive financial advisor to assist in the implementation of its capital raising strategies and to identify acquisition candidates. Punk Ziegel will advise and assist the Registrant in (i) structuring a potential transaction (ii) assist in identifying and contacting possible parties to a potential transaction, (iii) structuring and negotiating acceptable terms and (iv) closing the transaction. The term of the engagement is for one year, with a retainer of $25,000 in cash and a warrant to purchase 100,000 shares of common stock.
Registrant will pay Punk Ziegel a placement fee payable in cash and/or securities depending on whether the transaction involves the placement of equity securities, placement of debt, or a merger, acquisition or other business combination.
The engagement shall terminate on the first anniversary of the execution of the agreement but either party may terminate the agreement at any time upon 30 days prior written notice. Notwithstanding the foregoing, certain provisions within the agreement shall survive termination.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed on the Registrant’s behalf by the undersigned hereunto duly authorized.

BERLINER COMMUNICATIONS INC.

Date: June 5, 2006	By:	/s/ RICHARD BERLINER

Name: Richard Berliner
Title: Chief Executive Officer